UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February , 2016

SunTrust Banks, Inc.
(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Peachtree St., N.E., Atlanta, Georgia	30308
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(800) 786-8787

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Retention RSU Grants

On February 9, 2016, the Compensation Committee of the Board of Directors of SunTrust Banks, Inc. made equity awards to certain senior executive officers of the Company, including the named executive officers shown below.

Name	Potential Maximum Number of RSUs
Mark A. Chancy	90,470
Thomas E. Freeman	45,235

The grants are in the form of time-vested restricted stock units, each of which will be settled in one share of SunTrust common stock after vesting. The awards will be forfeited upon the participant's termination of employment except in the case of death, disability, or termination of employment in connection with a change in control, in which cases the entire award will vest. Each award is subject to standard SunTrust clawback provisions regarding miscalculations of the performance metric, detrimental conduct, or in the event of certain losses. The foregoing description of the awards is qualified in its entirety by reference to the forms of award agreement which are filed as Exhibits 10.1 and 10.2 to this report and which are hereby incorporated by reference into this Item 5.02.

Item 9.01 Exhibits

10.1    Form of Restricted Stock Unit Agreement, 2016 Retention I.
10.2    Form of Restricted Stock Unit Agreement, 2016 Retention II.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNTRUST BANKS, INC.
(Registrant)

Date: February 12, 2016.	By:	/s/ David A. Wisniewski
David A. Wisniewski, Senior Vice President,
Deputy General Counsel and Assistant Corporate Secretary